SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2003

           (Exact name of registrant as specified in its charter)

                           UNION BANKSHARES, INC.

(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)           File Number)       Identification Number)
          Vermont                  000-28449              03-0283552

(Address of principal executive offices)
       20 Main St., P.O. Box 667                          (Zip Code)
           Morrisville, VT                                05661-0667

Registrant's telephone number, including area code:  (802) 888-6600

        (Former name or former address, if changed since last report)

                               Not applicable

Item 7.     Financial Statements and Exhibits.
      (c)   Exhibits
            Exhibit 99 Union Bankshares, Inc. Press Release dated July 16, 2003, announcing a three-for-two stock split, quarterly cash dividend and second quarter earnings

Item 9:     Regulation FD Disclosure

On July 16, 2003, the Board of Directors of Union Bankshares, Inc. declared a three-for-two stock split in the form of a 50% stock dividend and a quarterly cash dividend on pre-split shares of $.30 per common share. The cash dividend is payable on July 30, 2004 to shareholders of record as of July 26, 2003. The new shares resulting from the stock split will be issued on August 8, 2003 to shareholders of record on July 26, 2003. Fractional stock split shares are to be settled in cash. The Company's Press Release announcing the stock split, cash dividend and second quarter earnings and containing additional information regarding such matters, is furnished as Exhibit 99 to this report.

      SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Union Bankshares, Inc.

July 16, 2003                          /s/  Kenneth D. Gibbons
                                       ______________________________
                                       Kenneth D. Gibbons, President

July 16, 2003                          /s/  Marsha A. Mongeon
                                       ______________________________
                                       Marsha A. Mongeon, Chief Financial
                                        Officer

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                                EXHIBIT INDEX

       Exhibit 99 Union Bankshares, Inc. Press Release dated July 16, 2003, announcing a three-for-two stock split, quarterly cash dividend and second quarter earnings